THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THIS WARRANT CONTAINS A MANDATORY EXERCISE PROVISION, PURSUANT TO WHICH THE HOLDER AGREES TO EXERCISE THE WARRANT IN FULL UPON THE OCCURRENCE OF CERTAIN EVENTS AS SET FORTH IN SECTION 3(e) BELOW. BY ACCEPTING THIS WARRANT THE HOLDER AGREES TO SUCH OBLIGATION.

COMMON STOCK PURCHASE WARRANT
To Purchase up to __________ Shares of Common Stock of
UKARMA CORPORATION

______________, 200__

THIS COMMON STOCK PURCHASE WARRANT CERTIFIES that, for value received, _________________________ (the “Holder”), is entitled, upon the terms and subject to the limitations on vesting and exercise and the conditions hereinafter set forth, at any time after the date hereof (the “Initial Exercise Date”) and until five (5) years from such date (the “Termination Date”), but not thereafter, to subscribe for and purchase from UKARMA CORPORATION, a Nevada corporation (the “Company”), _____________ shares (the “Warrant Shares”) of Common Stock, par value $.001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be ONE DOLLAR ($1.00) (the “Exercise Price”) subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3. Exercise of Warrant.

(a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant that have vested may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, or by means of a cashless exercise pursuant to Section 3(c)the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within five (5) business days after the date on which this Warrant shall have been exercised as aforesaid.

(b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(d) In case any Warrant Shares are issued upon the exercise in whole or in part of this Warrant or are thereafter transferred, in either case under such circumstances that no registration under the Securities Act is required, each certificate representing such shares shall bear on the face or reverse side thereof the following legend.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER STATE SECURITIES LAWS, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION PROVIDED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. NO TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

The Company, the holder hereof and each holder of Warrant Shares issuable upon the exercise hereof shall cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission or any commissioner or other authority administering the blue sky or securities laws of any jurisdiction where Shares are proposed to be sold.

(e) The Holder agrees that notwithstanding anything herein to the contrary, if (1) the Company’s common stock is publicly-traded on a national stock exchange, AMEX, NASDAQ or over-the-counter (OTC) and (2) the closing price for the Company’s common stock for 5 consecutive trading days is equal to or higher than ONE DOLLAR AND FIFTY CENTS ($1.50) (the foregoing items 1 and 2 are collectively referred to as the “Mandatory Exercise Conditions”), then and in such event the Holder shall be obligated to immediately exercise this Warrant in full (and shall tender the exercise price and purchase all of the stock issuable hereunder pursuant to the terms hereof) (the “Mandatory Exercise”). Without limiting the foregoing, upon the occurrence/satisfaction of the Mandatory Exercise Conditions, the Company may send the Holder a notice (the “Mandatory Exercise Notice”) informing the Holder of the satisfaction of the Mandatory Exercise Conditions (including the details thereof), and the Holder shall thereafter effect the Mandatory Exercise within ten (10) days following receipt of the Company’s Mandatory Exercise Notice. The Holder’s obligation to effect the Mandatory Exercise shall not be affected or lessened in any way in the event that the closing price for the Company’s common stock falls below one dollar and fifty cents ($1.50) after the occurrence/satisfaction of the Mandatory Exercise Conditions.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7. Transfer.

(a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(c) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

(b) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(c) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof and issuance of the Warrant Shares by the Company.

9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

11. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company purchasable hereunder immediately after such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, at the option of the Holder, upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted and such adjustment results in an increase or decrease of at least five percent (5%) or more in the aggregate from the number of Warrant Shares or Exercise Price of which the Holder was last notified by the Company (or if not notifications of adjustment have been occurred, then from the number of Warrant Shares or Exercise Price set forth herein), the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed.

16. Miscellaneous.

(a) Governing Law; Dispute. This Warrant shall be interpreted and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction, notwithstanding any choice of law principles, statutes or rules to the contrary. If any action is brought to enforce or interpret any part of this Warrant, the prevailing party in such action shall be entitled to recover as an element of such party's costs of suit, and not as damages, its attorney's fee in such action. Any rule of law or any legal decision that would require interpretation of any ambiguities in this Warrant against the drafting party is of no application and is hereby expressly waived.

(b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

(d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered to the address indicated in the Company’s records for the Holder, which may be updated from time to time by written notice from the Holder to the Company.

(e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.

(g) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(h) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(i) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized, and the Holder has accepted the terms hereof.

Dated: ____________, 200__

UKARMA CORPORATION

By:
              Bill Glaser, Chief Executive Officer

AGREED TO BY HOLDER:

Print name:

NOTICE OF EXERCISE

To: uKarma Corporation

(1) The undersigned hereby elects to purchase ________ Warrant Shares of uKarma Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

Name:   _______________________________

Address:        _______________________________

                                                                         _______________________________

SS or Tax
ID number:      _______________________________

The Warrant Shares shall be delivered to the following:

_______________________________

_______________________________

_______________________________

[Warrant holder]

By: ______________________________
       Name:
       Title:

Dated: ________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to ____________________________________ whose address is __________________________________________

____________________________________________________________________________________________.

Dated: ______________, _______

Holder's Signature: _____________________________

Holder's Address:   _____________________________

                                                                                   _____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

ACCEPTANCE AND ASSUMPTION BY ASSIGNEE

The undersigned assignee herby confirms that it has carefully reviewed the Warrant and agrees to the foregoing assumption, and expressly assumes all obligations of Holder under the Warrant.

Dated: ______________, _______

Assignee/Holder's Signature: _____________________________

Assignee/Holder's Address:   _____________________________

                                                                                                      _____________________________

Signature Guaranteed: ___________________________________________